Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports Second Quarter 2013 Results

• Total revenue increased 7%
• Fiber and Data revenue increased 11%
• Equipment revenue increased 18%
• Net income increased 34%

MANKATO, Minn., August 5, 2013 — HickoryTech Corporation (NASDAQ: HTCO) today reported total revenue of $47.1 million for the second quarter ending June 30, 2013, an increase of 7 percent year over year.  Adjusted EBITDA, as defined by our credit agreement, totaled $12.3 million in the second quarter, a 9 percent increase over last year.  Net Income totaled $2.3 million, up 34 percent from a year ago.

"HickoryTech's strong momentum continues as we have increased strategic fiber and data revenue 17 percent year to date," said John Finke, HickoryTech's president and chief executive officer.  "Our disciplined approach to expanding our fiber access networks is well underway as we make targeted investments to drive future growth.  Net income increased 34 percent in the second quarter and our EBITDA grew 9 percent, demonstrating the progress we are making growing our business services and positioning HickoryTech for the future as we offset declines in our legacy telecom service."

Fiber and Data Segment (before inter-segment eliminations)
Second quarter Fiber and Data revenue totaled $17 million, up 11 percent year over year.  Revenue in this segment totaled $33.7 million for the six-month period at June 30, 2013, up 17 percent year over year.  This growth is the result of increased sales within our retail and wholesale customer segments.
•	Costs and expenses for this segment totaled $14.7 million, up 13 percent.
•	Operating income totaled $2.2 million, down 2 percent year over year.
•	Net income totaled $1.3 million, down 1 percent year over year.

Equipment Segment (before inter-segment eliminations)
Second quarter Equipment Segment revenue totaled $15.1 million, an 18 percent increase year over year.
•	Equipment revenue was $12.9 million, a 20 percent increase compared to a year ago, and Support Services revenue, which includes advisory, design, implementation and maintenance support services, was $2.2 million, a 4 percent increase over second quarter 2012.
•	Equipment Segment operating income totaled $934,000, a 134 percent increase over the prior year.
•	Net income totaled $555,000, a 132 percent increase over the second quarter 2012.

Telecom Segment (before inter-segment eliminations)
Second quarter Telecom Segment revenue totaled $15.8 million, down 3 percent from a year ago. Telecom results were affected by network access and local service revenue declines.
•	Broadband revenue increased 5 percent in the second quarter. DSL subscribers increased 6 percent and Digital TV subscribers were up 9 percent, totaling 20,538 and 11,001 subscribers respectively.
•	Costs and expenses totaled $13.9 million, down 2 percent year over year.
•	Net income totaled $1.1 million, a 6 percent decrease compared to the second quarter 2012.

Total capital expenditures in the second quarter were $6.5 million, compared with $5.9 million in the comparable quarter in 2012.

During the second quarter, the company purchased and retired approximately 72,000 shares of HickoryTech stock, at a cost of $746,000, as part of a previously authorized stock repurchase plan.

Debt Position
Long-term debt and current maturities, including capitalized leases, totaled $136 million as of June 30, 2013. The second quarter 2013 debt balance represents a decrease of $5.5 million from one year ago, as a result of the debt repayments made in the past 12 months.

"As we approach the second half of the year, we are on track to achieve our key objectives and position Enventis, our growth brand, for the future," added Finke.

Fiscal Outlook for 2013
HickoryTech confirms its previous fiscal 2013 outlook.  Revenue in 2013 is expected to be within a range of a 2 percent decline to a 3 percent increase as compared to 2012 revenue.  The company expects growth in business revenue to offset the majority of the legacy Telecom services decline.  Net income is expected to be in a range of a 7 percent decline to a 14 percent increase versus 2012 net income.  Capital expenditures are expected to decline by 6 percent to 20 percent compared with 2012 spending, ranging from $24 million to $28.2 million.  EBITDA is expected to be in a range of a 2 percent to 8 percent increase as compared to 2012 EBITDA.  The company expects its year-end debt balance to be down 1 percent to 3 percent and be in a range of $133 million to $136 million.

Conference Call and Webcast
HickoryTech will hold a conference call and webcast on Tuesday, August 6, at 9 a.m. CT to review the company's second-quarter 2013 results. The conference call dial-in number is 877-774-2369 for U.S. and Canadian callers, conference ID 12634558.  A simultaneous webcast with audio and presentation will be available at http://investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation is a leading communications provider serving business and residential customers in the upper Midwest.  With headquarters in Mankato, Minn., HickoryTech has 500 employees and a five-state fiber network spanning more than 4,100 route miles across Minnesota and into Iowa, North Dakota, South Dakota and Wisconsin.  Enventis provides business IP voice, data and video solutions, MPLS networking, data center and managed hosted services and communication systems.  HickoryTech delivers broadband Internet, Digital TV, voice and data services to businesses and consumers in southern Minnesota and northwest Iowa. The Company trades on the NASDAQ, symbol: HTCO.  For more information, visit www.hickorytech.com.

Non-GAAP Measures
To supplement the Company's financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance and position. The Company's reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of the Company's current financial performance, financial position and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company's performance and financial position. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Forward-looking statement
 Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by law.

# # #

HickoryTech Corporation
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30%			Six Months Ended June 30%
(Dollars in thousands, except share data)	2013	2012	Change	2013	2012	Change
Operating revenue:
Equipment	$12,910	$10,740	20%	$28,274	$26,039	9%
Services	34,231	33,117	3%	67,636	64,762	4%
Total operating revenue	47,141	43,857	7%	95,910	90,801	6%

Costs and expenses:
Cost of sales, excluding depreciation and amortization	10,860	9,292	17%	24,082	22,758	6%
Cost of services, excluding depreciation and amortization	16,971	15,905	7%	33,570	31,231	7%
Selling, general and administrative expenses	7,047	7,441	-5%	14,496	14,147	2%
Asset impairment	5	-		638	-
Depreciation and amortization	7,252	6,732	8%	14,261	12,926	10%
Total costs and expenses	42,135	39,370	7%	87,047	81,062	7%

Operating income	5,006	4,487	12%	8,863	9,739	-9%

Interest and other income	13	14	-7%	15	34	-56%
Interest expense	(1,131)	(1,599)	-29%	(2,270)	(3,010)	-25%
Income before income taxes	3,888	2,902	34%	6,608	6,763	-2%
Income tax provision	1,567	1,164	35%	2,661	2,731	-3%

Net income	$2,321	$1,738	34%	$3,947	$4,032	-2%

Basic earnings per share	$0.17	$0.13	31%	$0.29	$0.30	-3%

Basic weighted average common shares outstanding	13,531,007	13,404,628		13,543,690	13,377,209

Diluted earnings per share	$0.17	$0.13	31%	$0.29	$0.30	-3%

Diluted weighted average common and equivalent shares outstanding	13,576,967	13,454,707		13,584,749	13,433,277

Dividends per share	$0.145	$0.14	4%	$0.29	$0.28	4%

HickoryTech Corporation
Consolidated Balance Sheets
(unaudited)

(Dollars and Share Data in Thousands)	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$5,197	$8,305
Receivables, net of allowance for doubtful accounts of $264 and $278	27,346	22,530
Inventories	6,312	8,379
Income taxes receivable	1,025	596
Deferred income taxes, net	1,623	1,887
Prepaid expenses	2,599	2,092
Other	917	1,399
Total current assets	45,019	45,188

Investments	3,408	3,213

Property, plant and equipment	448,535	437,623
Accumulated depreciation and amortization	(267,930)	(254,664)
Property, plant and equipment, net	180,605	182,959

Other assets:
Goodwill	29,028	29,028
Intangible assets, net	4,328	4,811
Deferred costs and other	3,002	3,105
Total other assets	36,358	36,944

Total assets	$265,390	$268,304

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$3,332	$5,818
Extended term payable	10,867	8,115
Deferred revenue	5,598	7,362
Accrued expenses and other	9,326	10,881
Current maturities of long-term obligations	1,655	1,648
Total current liabilities	30,778	33,824

Long-term liabilities:
Debt obligations, net of current maturities	134,324	135,133
Accrued income taxes	221	236
Deferred revenue	2,864	1,085
Financial derivative instruments	1,838	2,432
Accrued employee benefits and deferred compensation	12,634	12,481
Deferred income taxes	34,196	34,265
Total long-term liabilities	186,077	185,632

Total liabilities	216,855	219,456

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $.10 stated value
Shares authorized: 100,000
Shares issued and outstanding: 13,516 in 2013 and 13,519 in 2012	1,352	1,352
Additional paid-in capital	15,730	15,950
Retained earnings	30,998	30,987
Accumulated other comprehensive income	455	559
Total shareholders' equity	48,535	48,848

Total liabilities and shareholders' equity	$265,390	$268,304

HickoryTech Corporation
Fiber and Data Segment
(unaudited)

	Three Months Ended June 30			Six Months Ended June 30
(Dollars in thousands)	2013	2012	% Change	2013	2012	% Change
Revenue before intersegment eliminations:
Services	$16,779	$15,177	11%	$33,250	$28,396	17%
Intersegment	213	193	10%	426	386	10%
Total Fiber and Data revenue	16,992	15,370	11%	33,676	28,782	17%

Cost of services
(excluding depreciation and amortization)	8,583	7,489	15%	16,840	14,084	20%
Selling, general and administrative expenses	3,233	3,046	6%	6,593	5,552	19%
Asset impairment	5	-		638	-
Depreciation and amortization	2,922	2,551	15%	5,718	4,517	27%
Total costs and expenses	14,743	13,086	13%	29,789	24,153	23%

Operating income	$2,249	$2,284	-2%	$3,887	$4,629	-16%
Net income	$1,340	$1,359	-1%	$2,301	$2,754	-16%

Capital expenditures	$2,970	$3,603	-18%	$5,913	$5,568	6%

HickoryTech Corporation
Equipment Segment
(unaudited)

	Three Months Ended June 30			Six Months Ended June 30
(Dollars in thousands)	2013	2012	% Change	2013	2012	% Change
Revenue before intersegment eliminations:
Equipment	$12,910	$10,740	20%	$28,274	$26,039	9%
Support Services	2,206	2,124	4%	4,079	4,246	-4%
Total Equipment revenue	15,116	12,864	18%	32,353	30,285	7%

Cost of sales
(excluding depreciation and amortization)	10,860	9,292	17%	24,082	22,758	6%
Cost of services
(excluding depreciation and amortization)	1,808	1,627	11%	3,503	3,339	5%
Selling, general and administrative expenses	1,390	1,475	-6%	2,804	2,827	-1%
Depreciation and amortization	124	71	75%	209	142	47%
Total costs and expenses	14,182	12,465	14%	30,598	29,066	5%

Operating income	$934	$399	134%	$1,755	$1,219	44%
Net income	$555	$239	132%	$1,040	$725	43%

Capital expenditures	$403	$117	244%	$961	$190	406%

HickoryTech Corporation
Telecom Segment
(unaudited)

	Three Months Ended June 30%			Six Months Ended June 30%
(Dollars in thousands)	2013	2012	Change	2013	2012	Change
Revenue before intersegment eliminations:
Local Service	$2,885	$3,348	-14%	$5,848	$6,777	-14%
Network Access	4,482	4,749	-6%	9,183	9,652	-5%
Broadband	5,241	4,977	5%	10,246	9,979	3%
Directory	730	770	-5%	1,460	1,552	-6%
Long Distance	584	636	-8%	1,156	1,284	-10%
Bill Processing	1,040	1,035	0%	1,853	2,240	-17%
Intersegment	571	444	29%	1,144	854	34%
Other	284	301	-6%	561	636	-12%
Total Telecom revenue	$15,817	$16,260	-3%	$31,451	$32,974	-5%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$15,246	$15,816		$30,307	$32,120
Intersegment	571	444		1,144	854
	15,817	16,260		31,451	32,974

Cost of services (excluding depreciation and amortization)	7,305	7,365	-1%	14,680	14,926	-2%
Selling, general and administrative expenses	2,438	2,817	-13%	4,971	5,650	-12%
Depreciation and amortization	4,198	4,085	3%	8,319	8,218	1%
Total costs and expenses	13,941	14,267	-2%	27,970	28,794	-3%

Operating income	$1,876	$1,993	-6%	$3,481	$4,180	-17%

Net income	$1,118	$1,186	-6%	$2,061	$2,485	-17%

Capital expenditures	$3,131	$2,203	42%	$5,379	$3,799	42%

Key Metrics
Business access lines	19,628	20,764	-5%
Residential access lines	21,496	23,209	-7%
Total access lines	41,124	43,973	-6%
Long distance customers	29,535	30,872	-4%
Digital Subscriber Line customers	20,538	19,364	6%
Digital TV customers	11,001	10,110	9%

HickoryTech Corporation
Reconciliation of Non-GAAP Measures

	Three Months Ended June 30		Six Months Ended June 30
(Dollars in thousands)	2013	2012	2013	2012
Reconciliation of consolidated net income to EBITDA:
Net income	$2,321	$1,738	$3,947	$4,032
Add:
Depreciation and amortization	7,252	6,732	14,261	12,926
Interest expense	1,131	1,599	2,270	3,010
Income taxes	1,567	1,164	2,661	2,731
EBITDA	12,271	11,233	23,139	22,699
Adjustments allowed under our credit agreement:
Asset impairment	5	-	638	-
Adjusted EBITDA as defined in our credit agreement	$12,276	$11,233	$23,777	$22,699

	Year Ending
	December 31, 2013
(Dollars in thousands)	Guidance Range
Reconciliation of net income to 2013 EBITDA guidance:	Low	High
Projected net income	$7,700	$9,500
Add back:
Depreciation and amortization	29,000	28,500
Interest expense	5,000	5,500
Taxes	5,300	6,500
Projected EBITDA guidance	$47,000	$50,000

Prior Year EBITDA	$46,176	$46,176
% Change	+2%	+8%

HickoryTech Corporation
Reconciliation of Non-GAAP Measures

	Three Months Ended
(Dollars in thousands)	Jun-13	Mar-13	Dec-12	Sep-12
Reconciliation of net income to EBITDA:
Net income	$2,321	$1,626	$2,525	$1,741
Add:
Depreciation and amortization	7,252	7,009	6,951	6,869
Interest expense	1,131	1,139	1,114	1,625
Income taxes	1,567	1,094	1,458	1,194
EBITDA	$12,271	$10,868	$12,048	$11,429
Adjustments allowed under our credit agreement:
Asset impairment	5	633	-	-
Adjusted EBITDA as defined in our credit agreement	$12,276	$11,501	$12,048	$11,429

Debt to EBITDA ratio
Total outstanding debt (including outstanding letters of credit) as of June 30, 2013	$135,999
Adjusted EBITDA for the last (4) consecutive fiscal quarters as presented above	47,254
Debt to EBITDA ratio as of June 30, 2013	2.88